Exhibit 99.1

Appendix 4E

Coronado Global Resources Inc.
ARBN 628 199 468

The following comprises the financial information provided to the Australian Securities Exchange ("ASX") under Listing Rule 4.3A, including the consolidated results of Coronado Global Resources Inc. ("Coronado" or the "Company" or the "Group") for the financial year ended 31 December 2022 ("FY22").

All amounts in this Appendix 4E are denominated in United States dollars (USD) unless otherwise indicated.

Results for announcement to the market

Reporting period ("Current period"):	Financial year ending 31 December 2022
Previous corresponding period ("Previous period"):	Financial year ending 31 December 2021

(In US$ thousands)	31 December 2022	31 December 2021	% Variance
Revenue from ordinary activities	3,571,542	2,148,471	66%
Net income from ordinary activities after tax attributable to members	771,703	189,425	307%
Net income attributable to members	771,703	189,425	307%

A detailed discussion of the Company's operating results for the year ended 31 December 2022 is included in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the attached Annual Report on Form 10-K for the year ended 31 December 2022 filed with the U.S. Securities and Exchange Commission ("SEC").

The consolidated balance sheets, statements of operations and comprehensive income, stockholders' equity, and cash flows for the year ended 31 December 2022 are appended to this Appendix 4E. These audited financial statements and the related notes (collectively, the consolidated financial statements), are also included in Part II, Item 8 "Financial Statements and Supplementary Data" of the attached Annual Report on Form 10-K for the year ended 31 December 2022 filed with the SEC.

Net tangible asset backing	Current period	Previous corresponding period
Net tangible asset backing per ordinary security (US$)	6.39	6.24
Net tangible asset backing per CDI (US$)	0.64	0.62

Dividends

Dividends per Chess Depository Interest ("CDI")	Paid or payable on	Amount per CDI	Franked amount per CDI	Unfranked amount per CDI and declared to be conduit foreign income
Ordinary dividend - paid	8 April 2022	0.090	NIL	0.090
Special dividend - paid	21 June 2022	0.119	NIL	0.119
Ordinary dividend - paid	20 September 2022	0.075	NIL	0.075
Special dividend - paid	12 December 2022	0.134	NIL	0.134
Ordinary dividend - payable	5 April 2023	0.005	0.005	NIL

On 22 February 2023 Australia time (21 February 2023, New York City, United States time) the Company's Board of Directors declared a bi-annual fully franked fixed ordinary dividend ("dividend") of $0.005 per CDI. The dividend will have a record date of 15 March 2023, Australia time, payable on 5 April 2023, Australia time. Holders of CDIs trading on the ASX who elect to receive the dividend in Australian currency will be paid based on exchange rate on the record date. The ex-dividend date will be 14 March 2023, Australia time.

There are no Dividend Reinvestment plans for the dividend.

Consolidated Balance Sheets (In US$ thousands, except share data) Assets December 31, 2022 December 31, 2021 Current assets: Cash and restricted cash $ 334,629 $ 437,931 Trade receivables, net 409,979 271,923 Inventories 158,018 118,922 Other current assets 60,188 47,647 Assets held for sale 26,214 27,023 Total current assets 989,028 903,446 Non-current assets: Property, plant and equipment, net 1,389,548 1,397,363 Right of use asset – operating leases, net 17,385 13,656 Goodwill 28,008 28,008 Intangible assets, net 3,311 3,514 Restricted deposits 89,062 80,981 Deferred income tax assets — 14,716 Other non-current assets 33,585 19,728 Total assets $ 2,549,927 $ 2,461,412 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 61,780 $ 97,514 Accrued expenses and other current liabilities 343,691 270,942 Income tax payable 119,981 25,612 Asset retirement obligations 10,646 9,414 Contract obligations 40,343 39,961 Lease liabilities 7,720 8,452 Other current financial liabilities 4,458 8,508 Liabilities held for sale 12,241 12,113 Total current liabilities 600,860 472,516 Non-current liabilities: Asset retirement obligations 127,844 110,863 Contract obligations 94,525 141,188 Deferred consideration liability 243,191 230,492 Interest bearing liabilities 232,953 300,169 Other financial liabilities 8,268 13,822 Lease liabilities 15,573 12,894 Deferred income tax liabilities 95,671 75,750 Other non-current liabilities 27,952 26,216 Total liabilities $ 1,446,837 $ 1,383,910 Common stock $0.01 par value; 1,000,000,000 shares authorized, 167,645,373 shares issued and outstanding as of December 31, 2022 and December 31, 2021 1,677 1,677 Series A Preferred stock $0.01 par value; 100,000,000 shares authorized, 1 Share issued and outstanding as of December 31, 2022 and December 31, 2021 — — Additional paid-in capital 1,092,282 1,089,547 Accumulated other comprehensive losses (91,423) (44,228) Retained earnings 100,554 30,506 Total stockholders’ equity 1,103,090 1,077,502 Total liabilities and stockholders’ equity $ 2,549,927 $ 2,461,412

Consolidated Statements of Operations and Comprehensive Income
(In US$ thousands, except share data)

	Year ended December 31,		
	2022	2021	2020
Revenues:			
Coal revenues	$ 3,527,626	$ 2,010,996	$ 1,289,010
Coal revenues from related parties	—	97,335	134,589
Other revenues	43,916	40,140	38,663
Total revenues	3,571,542	2,148,471	1,462,262
Costs and expenses:			
Cost of coal revenues (exclusive of items shown separately below)	1,515,585	1,195,250	1,014,879
Depreciation, depletion and amortization	167,046	177,875	191,189
Freight expenses	249,081	241,862	185,863
Stanwell rebate	165,995	55,403	103,039
Other royalties	385,065	142,751	84,891
Selling, general, and administrative expenses	42,499	30,666	30,352
Restructuring costs	—	2,300	—
Total costs and expenses	2,525,271	1,846,107	1,610,213
Other income (expenses):			
Interest expense, net	(67,632)	(68,062)	(50,585)
Loss on debt extinguishment	(5,336)	(8,477)	—
Impairment of assets	—	—	(78,111)
(Increase) decrease in provision for discounting and credit losses	(3,821)	8,042	(9,298)
Gain on disposal of asset held for sale	—	14,845	—
Other, net	33,795	(6,187)	(608)
Total other expense, net	(42,994)	(59,839)	(138,602)
Income (loss) before tax	1,003,277	242,525	(286,553)
Income tax (expense) benefit	(231,574)	(53,102)	60,016
Net income (loss)	771,703	189,423	(226,537)
Less: Net loss attributable to noncontrolling interest	—	(2)	(69)
Net income (loss) attributable to Coronado Global Resources Inc.	$ 771,703	$ 189,425	$ (226,468)
Other comprehensive income, net of income taxes:			
Foreign currency translation adjustment	(47,195)	(17,451)	21,488
Net gain (loss) on cash flow hedges, net of tax	—	2,029	(5,088)
Total other comprehensive (loss) income	(47,195)	(15,422)	16,400
Total comprehensive income (loss)	724,508	174,001	(210,137)
Less: Net loss attributable to noncontrolling interest	—	(2)	(69)
Total comprehensive income (loss) attributable to Coronado Global Resources Inc.	$ 724,508	$ 174,003	$ (210,068)
Earnings (loss) per share of common stock			
Basic	4.60	1.21	(2.04)
Diluted	4.60	1.21	(2.04)

Consolidated Statements of Stockholders’ Equity (In US$ thousands, except share data) Common stock Preferred stock Additional paid in capital Accumulated other comprehensive losses Retained earnings (Accumulated losses) Noncontrolling interest Total stockholders' Shares Amount Series A Amount equity Balance December 31, 2019 96,651,692 $ 967 1 $ — $ 820,247 $ (45,206) $ 91,712 $ 221 $ 867,941 Net loss — — — — — — (226,468) (69) (226,537) Other comprehensive income (net of $2,108 deferred income tax) — — — — — 16,400 — — 16,400 Total comprehensive income (loss) — — — — — 16,400 (226,468) (69) (210,137) Issuance of common stock, net 41,736,198 417 — — 171,168 — — — 171,585 Stock-based compensation for equity classified awards — — — — 1,637 — — — 1,637 Dividends — — — — — — (24,163) — (24,163) Balance December 31, 2020 138,387,890 $ 1,384 1 $ — $ 993,052 $ (28,806) $ (158,919) $ 152 $ 806,863 Net income (loss) — — — — — — 189,425 (2) 189,423 Other comprehensive income (net of $870 deferred income tax) — — — — — (15,422) — — (15,422) Total comprehensive (loss) income — — — — — (15,422) 189,425 (2) 174,001 Issuance of common stock, net 29,257,483 293 — — 97,448 — — — 97,741 Stock-based compensation for equity classified awards — — — — (250) — — — (250) Acquisition of non-controlling interest — — — — (703) — — (150) (853) Balance December 31, 2021 167,645,373 $ 1,677 1 $ — $ 1,089,547 $ (44,228) $ 30,506 $ — $ 1,077,502 Net income — — — — — — 771,703 — 771,703 Other comprehensive loss — — — — — (47,195) — — (47,195) Total comprehensive (loss) income — — — — — (47,195) 771,703 — 724,508 Stock-based compensation for equity classified awards — — — — 2,735 — — — 2,735 Dividends — — — — — — (701,655) — (701,655) Balance December 31, 2022 167,645,373 $ 1,677 1 $ — $ 1,092,282 $ (91,423) $ 100,554 $ — $ 1,103,090

Consolidated Statements of Cash Flows (In US$ thousands) Year Ended December 31, 2022 2021 2020 Cash flows from operating activities: Net income (loss) $ 771,703 $ 189,423 $ (226,537) Adjustments to reconcile net income to cash and restricted cash provided by operating activities: Depreciation, depletion and amortization 165,503 175,814 197,162 Impairment of Assets — — 78,111 Amortization of right of use asset - operating leases 6,704 8,899 13,285 Amortization of deferred financing costs 1,933 3,133 5,546 Non-cash interest expense 31,362 29,120 22,410 Amortization of contract obligations (36,519) (33,967) (33,172) Loss on disposal of property, plant and equipment 855 415 131 Decrease in contingent royalty consideration — — (1,543) Gain on operating lease derecognition — — (1,184) Equity-based compensation expense (gain) 2,735 (250) 1,637 Loss on debt extinguishment 5,336 8,477 — Deferred income taxes 40,423 24,417 (11,247) Reclamation of asset retirement obligations (4,543) (4,273) (2,859) Change in estimate of asset retirement obligation 1,543 2,061 (5,973) Gain on disposal of asset held for sale — (14,845) — Increase (decrease) in provision for discounting and credit losses 3,821 (8,042) 9,298 Changes in operating assets and liabilities: Accounts receivable - including related party receivables, net (156,818) (33,545) (38,025) Inventories (41,243) (9,637) 53,652 Other current assets (12,365) 24,573 (1,921) Accounts payable (27,664) 24,166 6,833 Accrued expenses and other current liabilities 84,041 64,285 (27,829) Operating lease liabilities (8,244) (10,986) (15,329) Income tax payable 96,326 — — Change in other liabilities 1,754 2,776 (25,446) Net cash provided by (used in) operating activities 926,643 442,014 (3,000) Cash flows from investing activities: Capital expenditures (199,716) (89,661) (117,856) Proceeds from the disposal of property, plant, and equipment 318 1,594 — Proceeds from disposal of assets held for sale — 27,451 — Purchase of restricted deposits (9,761) (103,997) (2,302) Redemption of restricted deposits 816 30,281 6,030 Net cash used in investing activities (208,343) (134,332) (114,128) Cash flows from financing activities: Proceeds from interest bearing liabilities and other financial liabilities — 411,524 216,953 Debt issuance costs and other financing costs — (15,263) (2,955) Principal payments on interest bearing liabilities and other financial liabilities (81,310) (412,046) (221,414) Call premiums paid on early redemption of debt (2,557) (1,050) — Principal payments on finance lease obligations (140) (70) (2,481) Dividends paid (700,244) — (24,162) Proceeds from stock issuance, net — 97,741 171,585 Net cash (used in) provided by financing activities (784,251) 80,836 137,526 Net (decrease) increase in cash and restricted cash (65,951) 388,518 20,398 Effect of exchange rate changes on cash and restricted cash (37,351) 3,677 (1,215) Cash and restricted cash at beginning of period 437,931 45,736 26,553 Cash and restricted cash at end of period $ 334,629 $ 437,931 $ 45,736 Supplemental disclosure of cash flow information: Cash payments for interest $ 36,728 $ 33,462 $ 23,538 Cash paid (refund) for taxes $ 90,888 $ (16,582) $ 1,955

Net tangible asset backing per Ordinary Share/CDI (In US$ thousands, except share data) 31 December 2022 31 December 2021 Total Assets 2,549,927 2,461,412 Less: Goodwill 28,008 28,008 Less: Intangible assets 3,311 3,514 Less: Total Liabilities 1,446,837 1,383,910 Net tangible assets 1,071,771 1,045,980 Number of ordinary shares 167,645,373 167,645,373 Net tangible assets backing per ordinary Security $ 6.39 6.24 Number of CDIs 1,676,453,731 1,676,453,731 Net tangible assets backing per CDI $ 0.64 0.62